UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2011

COMMERCIAL BARGE LINE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124454-12	03-0552365

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On February 3, 2011, American Commercial Lines Inc., the parent company of Commercial Barge Line Company, issued a press release announcing the commencement by its direct parent, ACL I Corporation (“ACL Corp”), of a private placement of $225 million in aggregate principal amount of ACL Corp’s Senior PIK Toggle Notes due 2016 (the “Notes Offering”). The Notes Offering is being conducted pursuant to a confidential offering memorandum in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.
     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
     The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     Commercial Barge Line Company is also hereby furnishing the following information regarding its business. References to the “Company” below refer to ACL Corp together with its subsidiaries.
Preliminary Results for Year Ended December 31, 2010
          Based upon currently available information, the Company estimates that for the year ended December 31, 2010 its: (i) consolidated revenue was in the range of $728 million to $732 million, reflecting estimated revenues from its transportation and services in the range of $639 million to $643 million and estimated revenues from manufacturing in the range of $88 million to $92 million; (ii) consolidated income from continuing operations was in the range of $(1) million to $(5) million; (iii) consolidated EBITDA from continuing operations was in the range of $96 million to $100 million; and (iv) Adjusted EBITDA was in the range of $128 million to $132 million. Additionally, as of December 31, 2010, the Company’s external manufacturing sales backlog was approximately $102.4 million of contracted revenue. This preliminary information, which has been prepared by and is the responsibility of the Company’s management, is based on additional data becoming available and the finalization of customary closing procedures for the three-month period and year ended December 31, 2010. Actual results could be materially different from the Company’s estimates. In addition, Ernst & Young LLP, the Company’s independent public accounting firm, has not performed any procedures with respect to the financial information for the three- and twelve-month periods ended December 31, 2010, nor have they expressed any opinion or other form of assurance with respect to the estimated ranges presented above or their achievability.
          The following table reconciles the Company’s estimated net income to its estimates of EBITDA and Adjusted EBITDA for the year ended December 31, 2010 based upon the midpoint of the ranges set forth above.

Year Ended
December 31, 2010
(in millions)
Net income (loss) from continuing operations	$(3.0)
Interest, net	34.0
Non-cash debt retirement costs	14.0
Income taxes	6.0
Depreciation and amortization	47.0

EBITDA(1)	98.0

Equity based compensation(2)	8.0
Acquisition costs(3)	11.0
Compensation cost savings(4)	10.0
Public company costs(5)	2.0
Restructuring charges(6)	1.0

Adjusted EBITDA(1)	$130.0

(1)	EBITDA consists of earnings before interest, taxes, depreciation and amortization and debt retirement expenses. Adjusted EBITDA consists of EBITDA and eliminates the impact of certain non-cash, nonrecurring or other items that are included in net income and EBITDA that we do not consider indicative of the Company’s ongoing operating performance after the acquisition of the Company by certain private investment funds controlled by Platinum Equity, LLC (the “Acquisition”).

EBITDA and Adjusted EBITDA are not calculated or presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and other companies in the Company’s industry may calculate EBITDA and Adjusted EBITDA differently than the Company. As a result, these financial measures have limitations as analytical and comparative tools and you should not consider these items in isolation, or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of our business. In calculating these financial measures, the Company makes certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. In addition, in evaluating these financial measures, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation. This presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

(2)	Reflects exclusion of non-cash equity-based incentive compensation expense

(3)	Reflects one-time legal and advisory costs associated with the December 2010 merger.

(4)	Reflects an estimated $10.0 million in cash bonus payments accrued during 2010 that would not have been accrued had the 2011 executive bonus structure that is expected to be implemented in connection with the December 2010 merger been in effect during 2010.

(5)	Reflects exclusion of certain costs associated with being a company with publicly traded equity that the Company believes can be internalized by its existing management team, including investor relations expenses, internal audit expenses, board of director expenses and estimated incremental audit fee expenses.

(6)	Reflects restructuring costs, primarily related to severance and lease buyout costs.
          The Company also announced that it has received an independent appraisal of its fleet. The estimated fair market value of its fleet reflected in the December 2010 appraisal report is approximately $1.1 billion. Net forced liquidation value was $821.8 million.
Selected Summary and Unaudited Pro Forma Consolidated Financial Data

As of
Pro Forma Financial Data(a):	September 30, 2010

Cash and cash equivalents	$10,341
Total assets	$367
Total secured debt	$393,000
Total debt	$643,000

The following table reconciles net income to EBITDA and Adjusted EBITDA on an historical basis:

						Last Twelve
				Nine Months		Months Ended
	Years Ended December 31,			Ended September 30,		September 30,
	2009	2008	2007	2010	2009	2010
			(in thousands)

Net income (loss) from continuing operations	$(2,028)	$47,383	$44,367	$222	$(16,179)	$14,373
Adjustments from continuing operations:
Interest income	(66)	(148)	(161)	(1)	(12)	(55)
Interest expense	40,932	26,829	20,578	29,434	30,803	39,563
Debt retirement expenses	17,659	2,379	23,938	—	17,659	—
Depreciation and amortization	52,475	50,446	49,371	35,118	39,515	48,078
Taxes	(1,148)	27,243	21,855	1,089	(9,149)	9,090

EBITDA from continuing operations	107,824	154,132	159,948	65,862	62,637	111,049

Equity based compensation(b)	8,164	9,284	6,846	3,094	6,672	4,586
Compensation cost savings(c)	—	—	—	5,400	—	5,400
Public company costs(d)	2,500	2,500	2,500	1,900	1,900	2,500
Restructuring charges(e)	5,830	870	783	612	4,231	2,211

Adjusted EBITDA	$124,318	$166,786	$170,077	$76,868	$75,440	$125,746

(a)	The pro forma financial information gives effect to the Acquisition, the Notes Offering and, in each case, the incurrence of indebtedness in connection therewith. This information does not include the effect of purchase accounting related to the Acquisition, including the write-up of the value of certain assets and liabilities, including the write-up of our indebtedness.

(b)	Reflects exclusion of non-cash equity-based incentive compensation expense.

(c)	Reflects an estimated $5.4 million reduction in cash bonus payments accrued during the nine months ended September 30, 2010 that would have resulted had the 2011 executive bonus structure that is expected to be implemented in connection with the Acquisition been in effect during 2010.

(d)	Reflects exclusion of certain costs associated with being a company with publicly traded equity that the Company believes can be internalized by its existing management team, including investor relations expenses, internal audit expenses, board of director expenses and estimated incremental audit fee expenses.

(e)	Reflects restructuring costs, primarily related to the closure of the Company’s Houston office and related severance charges.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 3, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BARGE LINE COMPANY
Date: February 3, 2011	By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 3, 2011.